Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Chevis C. Swetman, President and CEO

228-435-8205

cswetman@thepeoples.com

PEOPLES FINANCIAL CORPORATION REPORTS RESULTS FOR THE FIRST QUARTER OF 2023 AND ANNOUNCES A 20% DIVIDEND INCREASE

BILOXI, MS (APRIL 20, 2023) - Peoples Financial Corporation (the “Company”)(OTCQX Best Market: PFBX), parent of The Peoples Bank (the “Bank”), announced earnings for the first quarter ending March 31, 2023. Additionally, the company declared a cash dividend of $0.12 per common share, payable May 05, 2023 to shareholders of record as of May 02, 2023.

First Quarter Earnings

Net income for the first quarter of 2023 was $2,623,000 compared to net income of $924,000 for the first quarter of 2022. The earnings per weighted average common share for the first quarter of 2023 was $0.56 compared to earnings per weighted average common share of $0.20 for the first quarter of 2022. Per share figures are based on weighted average common shares outstanding of 4,678,186 for the first quarters of 2023 and 2022.

The improvement in net income for the first quarter of 2023 was primarily due to an increase in net interest income of $2,270,000 to $7,050,000 for the first quarter of 2023 as compared with $4,780,000 for the first quarter of 2022. This increase was attributable to higher interest income on securities along with higher interest income on overnight fed funds due to an increase in interest rates. The Company has started to record income tax expense in the first quarter of 2023 because the Company utilized its net operating loss carryforward during 2022.

Shareholders’ Equity

Total shareholders’ equity increased $7,593,000 from $55,194,000 at December 31, 2022, to $62,787,000 at March 31, 2023. The improvement in shareholders’ equity was mainly due to a decrease in unrealized losses on available for sale securities of $5,051,000. Although the Company had experienced increases in unrealized losses during 2022 attributable to $47,923,000 in unrealized losses on the available for sale securities portfolio as of December 2022 that reduced accumulated other comprehensive income on the Company’s balance sheet, thereby reducing shareholders’ equity, these unrealized losses have decreased to $42,872,000 during the first quarter of 2023. The cause of the unrealized losses has primarily resulted from higher interest rates that have impacted the current market value of available for sale securities, but they are not related to any credit deterioration within the portfolio. The Company does not foresee a sale of any affected securities in the near future, and it does not currently anticipate any realization of these losses that could impact the Company’s net income in the current year.

The available for sale securities portfolio consists primarily of U.S. Treasury securities. Most of the available for sale purchases in the treasury portfolio occurred at the end of 2021 and as these securities mature they are being replaced by higher yielding treasury securities. The Bank’s leverage ratio and total risk-based capital ratios have not been impacted by these unrealized losses on available for sale securities due to an opt-out election previously made by the Bank in accordance with current regulatory capital requirements and therefore remained strong at 10.09% and 21.68%, respectively as of March 31, 2023. As of March 31, 2023 the Company had approximately $166,995,000 in available for sale and held to maturity securities with a market value of approximately $164,764,000 that will mature between March 31, 2023 and December 31, 2023.

Liquidity

The Company maintains a well-capitalized balance sheet which includes strong capital and liquidity. The Bank provides a full range of banking, financial and trust services in our local markets. The majority of the Bank’s deposits are fully FDIC insured and the Company evaluates on an ongoing and continuous basis it’s financial health by preparing for various moderate to severe economic scenarios.

Dividends

Due to the improvement in earnings and liquidity, the Company has announced a dividend increase from $0.10 per share to $0.12 per share. The total payment amounts to approximately $561,382 in return to the Company’s shareholders of record.

About the Company

Founded in 1896, with $985 million in total assets as of March 31, 2023, The Peoples Bank operates 17 branches along the Mississippi Gulf Coast in Hancock, Harrison, Jackson and Stone counties. In addition to offering a comprehensive range of retail and commercial banking services, the Bank also operates a trust and investment services department that has provided customers with financial, estate and retirement planning services since 1936.

Peoples Financial Corporation’s common stock is listed on the OTCQX Best Market under the symbol PFBX. Additional information is available on the Internet at the Company’s website, www.thepeoples.com, and at the website of the Securities and Exchange Commission, www.sec.gov.

This news release reflects industry conditions, Company performance and financial results and contains “forward-looking statements,’ which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ materially from the anticipated results and expectation expressed in such forward-looking statements.

Factors that could cause our actual results to differ materially from our forward-looking statements are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Regulation and Supervision” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC’s website and the Company’s website, each of which are referenced above. To the extent that statements in this news release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology.

Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. All information is as of the date of this news release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

PEOPLES FINANCIAL CORPORATION
(In thousands, except per share figures) (Unaudited)

EARNINGS SUMMARY
Three Months Ended March 31,	2023	2022
Net interest income	$7,050	$4,780
Provision for loan, securities & unfunded commitment losses	15	25
Non-interest income	1,707	1,594
Non-interest expense	5,672	5,425
Income tax expense	447	-
Net income	2,623	924
Earnings per share	0.56	0.20

TRANSACTIONS IN THE ALLOWANCE FOR CREDIT LOSSES ON LOANS
Three Months Ended March 31,	2023	2022
Allowance for credit losses on loans, beginning of period	$3,338	$3,311
Recoveries	71	108
Charge-offs	(156)	(76)
Provision for loan losses	30	25
Impact of adopting ASC 326	(10)	-
Allowance for credit losses on loans, end of period	$3,273	$3,368

PERFORMANCE RATIOS
March 31,	2023	2022
Return on average assets	1.15%	0.40%
Return on average equity	18.03%	4.43%
Net interest margin	3.19%	2.42%
Efficiency ratio	65%	86%

BALANCE SHEET SUMMARY
March 31,	2023	2022
Total assets	$985,328	$939,352
Loans	236,698	241,098
Securities	631,880	488,785
Other real estate (ORE)	259	1,010
Total deposits	902,443	846,946
Shareholders' equity	62,787	70,670
Book value per share	13.42	15.11
Weighted average shares	4,678,186	4,678,186

PERIOD END DATA
March 31,	2023	2022
Allowance for credit losses on loans as a percentage of loans	1.38%	1.40%
Loans past due 90 days and still accruing		40
Nonaccrual loans	$1,337	$574
Risk Based Capital	21.68%	21.21%